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                                                                    EXHIBIT 21.1

                                  COMBANC, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2002




      Subsidiary (1)                                      State of Incorporation

      The Commercial Bank                                 Ohio

(1) Subsidiaries' names listed hereon are names under which such subsidiaries do business.

















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